                                                                    Exhibit 10.1

                          FORM OF EMPLOYMENT AGREEMENT

     This Agreement is made effective as of ________________, 2000 by and between the Savings Bank of the Finger Lakes, FSB (the "Bank"), a federally-chartered stock savings and loan association, with its principal executive office at 470 Exchange Street, Geneva, New York 14456 and _____________ (the "Executive"). Any reference to "Company" herein shall mean Finger Lakes Bancorp, Inc., the stock holding company parent of the Bank or any successor thereto.

     WHEREAS, the Bank wishes to assure itself of the continued services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to continue to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer, and a member of the Board of Directors, of the Bank and the Company. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive as the President and Chief Executive Officer, and a member of the Board of Directors, of the Bank and the Company without the consent of the Executive during the term of this Agreement shall constitute a breach of this Agreement.

2.   TERMS AND DUTIES

     (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six
(36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years; provided, however, if written notice of nonrenewal is provided to Executive at least ten (10) days and not more than thirty (30) days prior to any anniversary date, the employment of Executive hereunder shall cease at the end of thirty-six (36) months following such anniversary date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Bank ("Board") will conduct a performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting and communicated to Executive.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (for purposes of this Section 2(b), Board approval shall be deemed provided as to service with any such business companies or organizations that Executive was serving as of the date of this Agreement).

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $______ per year ("Base Salary"). Such Base Salary shall be payable biweekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under qualified and nonqualified plans maintained by the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

     (d) Executive shall be entitled to twenty-five (25) days of paid vacation per calendar year, or such greater period as may be approved from time to time by the Board of Directors. In the event that the full vacation is not taken in any year due to the work commitments of Executive, Executive may carry over any such unused vacation time from year to year. Upon any termination of Executive, Executive will be entitled to be paid the value of any accrued or accumulated vacation time and shall be required to reimburse the Company for the value of any vacation time taken but not yet accrued. Executive hereby expressly agrees to permit the Company to withhold from Executive's final paycheck(s) the value of any such reimbursements to which the Company is reasonably entitled with respect to Executive.

     (e) Executive shall be entitled to a membership, at the Bank's expense, for him and his spouse in the Geneva Country Club. Executive will pay for his personal use of the Club, billing the Bank for his expenses of using the Club in connection with the Bank's business. Executive shall also be entitled to an automobile of the Bank's selection to be used by Executive in rendering services to the Bank, together with reimbursement for all gas, oil, maintenance, insurance and repairs required by reason of the use of such vehicle. Executive also shall comply with all reporting requirements established by the Bank regarding the use of such automobile. The Bank shall pay for an annual physical examination of Executive.


4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Company of Executive's full-time employment hereunder for any reason other than following a Change in Control, as defined in
Section 5(a) hereof, or termination for Cause, as defined in Section 8 hereof, or upon Retirement as defined in Section 7 hereof, or for disability as set forth in Section 6 hereof; and (ii) Executive's resignation from the Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer of the Company or the Bank, or to nominate (and as to the Bank, elect) Executive to the Board of Directors of Bank and the Company, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of the Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this

Agreement (unless such reduction is part of a reduction in benefits to all employees of the Bank in connection with Bank-wide benefit plan), (D) a liquidation or dissolution of the Bank or the Company, or (E) material breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or (E) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, four calendar months) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination.

     (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a cash amount equal to the greater of the payments due for the remaining term of the Agreement, or three (3) times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the Event of Termination; provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. At the election of the Executive, which election is to be made annually by January 31 of each year and is irrevocable for the year in which made (and once payments commence), such payments shall be made in a lump sum or paid monthly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease thirty-six (36) months following the Event of Termination.

5.   CHANGE OF CONTROL.

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or the Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or the Company shall mean an event, which occurs subsequent to the date of this Agreement, of a nature that: (i) would be required to be reported by the Company in response to
Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Company within the meaning of the Home Owners' Loan Act and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency) thereunder; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing 20% or more of a class of securities of the Bank or Company ordinarily having the right to vote at the election of directors ("Voting Securities"), except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust established with the approval of the Incumbent Board (as defined below), and except that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor votes the stock only upon instruction from the beneficial owner, and does not provide the beneficial owner with advice concerning the voting of such stock; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Company occurs and the Bank or the Company is not the surviving entity.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control shall have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his resignation or his dismissal), unless such termination is (A) because of his death or Retirement, or, (B) for Disability. Upon a Change in Control, Executive shall have the right to elect to terminate his employment with the Bank and the Company at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction of his Base Salary or benefits or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control or such other conduct directed against the Executive making his continued employment untenable.

     (c) Upon the occurrence of a Change in Control followed by the termination of Executive's employment by the Bank or the Company (including a termination referred to in the last sentence of Section 5(b) above), the Executive, or, in the event of his subsequent death (subsequent to such termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the termination. The foregoing severance/liquidated damages payment(s), as well as all other benefits described in this Agreement that would be payable upon a Change of Control, shall be made to the Executive's surviving spouse, or if no surviving spouse, to his estate, in the event that the Company or the Bank enters into an agreement as to a Change in Control of the Company or the Bank, and Executive shall die after such agreement is executed but prior to consummation of the Change in Control, which payments shall commence upon, and shall be contingent upon, the actual consummation of the Change in Control. At the election of the Executive pursuant to Section 4(b), such payment may be made in a lump sum or paid monthly during the thirty-six (36) months following the Executive's termination.

     (d) Upon the occurrence of a Change in Control followed by the termination of Executive's employment, the Bank will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank or the Company for Executive prior to his severance, except to the extent such coverage is changed in its application to all employees of the Bank. Such coverage shall cease thirty-six (36) months from the date of Executive's termination of employment.

6.   TERMINATION FOR DISABILITY.

     (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Holding Company on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Bank may terminate Executive's employment for "Disability.

     (b) The Bank will pay Executive, or cause Executive to be paid under a disability insurance plan, as disability pay, a bi-weekly payment equal to the 65% of the Executive's monthly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death.

     (c) The Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Bank employees. This coverage shall cease upon the earlier of (i) the date Executive returns to the full- time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death.

     (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7.   TERMINATION UPON RETIREMENT.

     Termination by the Bank of the Executive based on "Retirement" shall mean termination by Executive at age 65 or in accordance with any retirement policy established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.


8.   TERMINATION FOR CAUSE.

     The term "Termination for Cause' shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause (unless it is determined in arbitration that grounds for termination of Executive for Cause did not exist, in which event all terms of the options as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

9.   NOTICE.

     (a) Any purported termination by the Bank for Cause shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. If, within thirty (30) days after any Notice of Termination for Cause is given, the Executive notifies the Bank or the Company that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Bank and the Company may discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 4 or 5 of this Agreement, the payment of such compensation and benefits by the Bank and Company shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in the Wall Street Journal from time to time).

     (b) Any other purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice of Termination. If, within thirty
(30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 19 of this Agreement. Notwithstanding the pendency of any such dispute, the Bank shall continue to pay the Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event of the voluntary termination by the Executive of his employment, which is disputed by the Bank, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in the Wall Street Journal from time to time if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination.

10.  POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 10 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

     (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or other federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing,

Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.


12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  REQUIRED PROVISIONS.

     (a) The Bank's Board of Directors may terminate the Executive's employment at any time, but any termination by the Bank's Board of Directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 U.S.C. ss.ss. 1818(e)(3)) or 8(g) (12 U.S.C. ss. 1818(g)) of
the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 U.S.C. ss.ss. 1818(e)) or 8(g) (12 U.S.C. ss. 1818(g)) of the
Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x) (12 U.S.C. ss. 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director, at the time Federal Deposit Insurance Corporation ("FDIC") or the

Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank; or (ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC
Section 1828(k) and any regulations promulgated thereunder.

16.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware but only to the extent not superseded by federal law.

19.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty
(50) miles of Geneva, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in the Executive's favor.

21.  INDEMNIFICATION.

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank).

22.  SUCCESSOR TO THE BANK.

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.